Exhibit 3.2.a

Dominion Energy, Inc.

Bylaws

As amended and restated, effective February 21, 2024

Table of Contents

Article	Page

I	Name	1
II	Shareholders’ Meetings	1
III	Annual Meeting	1
IV	Special Meetings	1
V	Notice of Shareholders’ Meetings	3
VI	Voting Lists	3
VII	Quorum	4
VIII	Voting	4
IX	Record Date	5
X	Shareholder Proposals	5
XI	Board of Directors	7
XII	Proxy Access for Director Nominations	10
XIII	Manner of Election of Directors	17
XIV	Powers of Directors	18
XV	Executive and Other Committees	18
XVI	Meetings of Directors and Quorum	18
XVII	Action Without a Meeting	19
XVIII	Director Resignation and Removals	19
XIX	Board Vacancies	20
XX	Officers	20
XXI	Eligibility of Officers	20
XXII	Duties and Authority of Chair of the Board of Directors, Vice Chair, Chief Executive Officer and Others	20
XXIII	Vice Presidents	21
XXIV	Corporate Secretary	21
XXV	Treasurer	21
XXVI	Controller	22
XXVII	Officer Resignations and Removals	22

XXVIII	Officer Vacancies	22
XXIX	Certificates and Records for Shares	22
XXX	Transfer of Shares	23
XXXI	Voting of Shares Held	23
XXXII	Bonds, Debentures and Notes Issued Under an Indenture	23
XXXIII	Amendments	24
XXXIV	Emergency Bylaws	24
XXXV	Control Share Acquisitions	25
XXXVI	Forum for Adjudication of Disputes	26

Article I.	Name.

The name of the Corporation is Dominion Energy, Inc.

Article II.	Shareholders’ Meetings.

All meetings of the Shareholders shall be held at such place, within or without the Commonwealth of Virginia, as provided in the notice of the meeting provided in accordance with Article V ‒ Notice of Shareholders’ Meetings; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place and shall instead be held solely by means of remote communication as provided under the Virginia Stock Corporation Act. Any previously scheduled Shareholder meeting may be adjourned, postponed or rescheduled from time to time by the Board of Directors, whether or not a quorum is present. In no event shall any adjournment of a Shareholder meeting or the announcement thereof require the Board of Directors or the Corporate Secretary, as the case may be, to fix a new record date, unless if such Shareholder meeting is adjourned to a date more than one hundred-twenty (120) days after the date fixed for the original meeting.

Article III.	Annual Meeting.

The Annual Meeting of the Shareholders shall be held on any date and at any time as determined by the Board of Directors from year to year.

Article IV.	Special Meetings.

Special Meetings of the Shareholders shall be held whenever called by the Chair of the Board of Directors, the Vice Chair (if any), the Chief Executive Officer, or a majority of the Directors. Special Meetings of the Shareholders may also be held following the accrual or termination of voting rights of the Preferred Stock, whenever requested to be called in the manner provided in the Articles of Incorporation.

Special Meetings of the Shareholders shall also be held whenever called by the Corporate Secretary, upon the written request of the Shareholders owning continuously for a period of at least one year prior to the date of such request, more than fifteen percent (15%) of all the outstanding shares of the Corporation (a “Qualifying Shareholder Request”). Each such written request must be signed by a Shareholder requesting the Special Meeting of the Shareholders and delivered either by personal delivery or by United States (“U.S.”) certified mail, postage prepaid, addressed to the Corporate Secretary of the Corporation and received at the principal executive office of the Corporation and shall set forth (a) a brief description of the business desired to be brought before the Special Meeting of the Shareholders, including the complete text of any resolutions to be presented at the Special Meeting of the Shareholders with respect to such business (including the text of any proposed amendment to these Bylaws in the event that such business includes a proposal to amend these Bylaws), and the reasons for conducting such business at the meeting; (b) the date of request; (c) the name and address, as they appear on the Corporation’s books, of such Shareholder and of any Shareholder Associated Person (as defined in Article X); (d) the ownership information of such Shareholder and any Shareholder Associated Person as required by Article X, including a written agreement to update and supplement such information; (e) any material interest of such Shareholder and of any Shareholder Associated Person in such business; (f) a representation that such Shareholder intends to appear in person or by proxy at the Special Meeting of the Shareholders to transact the business specified and (g) a representation that such Shareholder intends to hold the shares of the Corporation’s stock through the date of the Special Meeting of the Shareholders.

In addition to the requirements set forth above to request that the Corporate Secretary call a Special Meeting of the Shareholders, Shareholder requests submitted with respect to the nomination of candidates for election as Directors to the Board of Directors shall include the information as required to be included in a notice of a Shareholder’s intent to nominate a Director pursuant to Article XI. In addition to the requirements set forth above to request that the Corporate Secretary call a Special Meeting of the Shareholders, Shareholder requests submitted with respect to the submission of other proposals shall include the information as required to be included in a notice of a Shareholder’s intent to submit a shareholder proposal at an Annual Meeting of the Shareholders pursuant to Article X.

Multiple shareholder requests delivered to the Corporate Secretary will be considered together to determine whether a Qualifying Shareholder Request has been made only if each such request (a) identifies substantially the same purpose or purposes of the Special Meeting of the Shareholders and substantially the same matters proposed to be acted on at the Special Meeting of the Shareholders, as determined in good faith by the Board of Directors, and (b) has been dated and delivered to the Corporate Secretary within sixty (60) days of the earliest dated shareholder request.

Any Shareholder may revoke their or its written shareholder request at any time by written revocation delivered to the Corporate Secretary at the principal executive office of the Corporation.

Business transacted at any Special Meeting of the Shareholders held pursuant to a Qualifying Shareholder Request shall be limited to the purpose(s) stated in the Qualifying Shareholder Request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the Shareholders at any Special Meeting of the Shareholders held pursuant to a Qualifying Shareholder Request. If none of the Shareholders who made the Qualifying Shareholder Request appears or sends a qualified representative to present the matters specified in the Qualifying Shareholder Request, the Corporation need not present such matters for a vote at such meeting.

The Corporate Secretary shall not be required to call a Special Meeting of the Shareholders if (a) the Board of Directors calls an Annual Meeting or Special Meeting of the Shareholders to be held not later than ninety (90) days after the first date on which valid Qualifying Shareholder Requests constituting more than fifteen percent (15%) of all the outstanding shares of the Corporation have been delivered to the Corporate Secretary (the “Delivery Date”) and the business to be conducted at such meeting is substantially similar to the business requested by a Shareholder to be brought before a Special Meeting of the Shareholders, as determined in good faith by the Board of Directors (it being understood that for the purposes of this clause (a) the election of directors shall be deemed a similar item with respect to all items of business involving the election or removal of directors) or (b) the Qualifying Shareholder Request (i) has a Delivery Date which is during the period commencing ninety (90) days prior to the one-year anniversary of the preceding year’s Annual Meeting of the Shareholders and ending on the date of the next Annual Meeting of the Shareholders, (ii) contains an identical or substantially similar item to an item that was presented at any meeting of the Shareholders held within one hundred and twenty (120) days prior to the Delivery Date (for purposes of this clause (ii) the election of directors shall be deemed a similar item with respect to all items of business involving the election or removal of directors), (iii) relates to an item of business that is not a proper subject for Shareholder action under applicable law, (iv) was made in a manner that involved a violation of Regulation 14A of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), or other applicable law, or (v) does not comply with the provisions of this Article IV.

Any Special Meeting of the Shareholders held pursuant to a Qualifying Shareholder Request shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such Special Meeting of the Shareholders shall not be more than ninety (90) days after the Delivery Date.

Article V.	Notice of Shareholders’ Meetings.

Notice stating the place, if any, means of remote communication, if any, and day and hour of each Shareholders’ meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, or such longer period as is specified below, by, or at the direction of, the Board of Directors or its Chair, the Vice Chair (if any), the Chief Executive Officer, the President or any Vice President or the Corporate Secretary or any Assistant Corporate Secretary, to each Shareholder of record entitled to vote at the meeting. Notice shall also be given to other Shareholders of record to the extent required by the Articles of Incorporation or by law. Notice may be mailed to a Shareholder at the Shareholder’s registered address and such notice will be deemed to be given when deposited in the U.S. mail, postage-paid, addressed to the Shareholder at the Shareholder’s address as it appears on the stock transfer books. Alternatively, notice may be given to a Shareholder by electronic transmission as permitted by the Virginia Stock Corporation Act or any other applicable law and, in such case, shall be effective as provided therein.

Notice of a Shareholders’ meeting to act on an amendment of the Articles of Incorporation, on a plan of merger, share exchange, domestication or conversion, on a proposed dissolution of the Corporation, or on a proposed sale of the Corporation’s assets that would require Shareholder approval, shall be given not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting. Any notice of a Shareholders’ meeting to act on such a matter shall be accompanied by a copy of the applicable proposed amendment, plan of merger, share exchange, domestication or conversion, plan of dissolution or agreement effecting the disposition of assets.

If any Shareholders’ meeting is adjourned to a different date, time or place, if any, notice need not be given if the new date, time or place, if any, is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed under Article IX, however, notice of the adjourned meeting shall be given under this Article to Shareholders entitled to notice as of the new record date. Any Shareholder who attends a meeting may be deemed to have waived notice of such meeting.

Article VI.	Voting Lists.

After the record date for a meeting of the Shareholders has been fixed pursuant to Article IX, or by law, and such record date has occurred, the officer or agent having charge of the share transfer books of the Corporation shall prepare an alphabetical list of the Shareholders of record entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each Shareholder. The Shareholders’ list shall be available for inspection by any Shareholder of record, beginning two (2) business days after notice of such meeting is given and continuing through the meeting, (i) at the principal executive office of the Corporation, (ii) at a place identified in the meeting notice in the county or city where the meeting will be held or (iii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting given in accordance with Article V of these Bylaws. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is only available to Shareholders of the Corporation.

In the event the Board of Directors has fixed a different record date to determine which Shareholders are entitled to vote at such meeting, a list of Shareholders of record entitled to vote, prepared in the same manner as the Shareholders’ list for notice, shall be similarly available for inspection by any Shareholder of record promptly after the record date for voting. The Corporation shall make the list of Shareholders entitled to vote available at the meeting, and any Shareholder of record, or the Shareholder’s agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment. The original share transfer books, or a duplicate thereof, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or to vote, in person or by proxy, at any meeting of the Shareholders. In addition to the foregoing inspection rights, any person who shall have been a Shareholder of record for at least six (6) months immediately preceding delivery of such person’s demand or who is the holder of record of at least five percent (5%) of the outstanding shares of the Corporation entitled to vote generally in the election of Directors, or such Shareholder’s agent or attorney, upon demand that is made in good faith and for a proper purpose, and otherwise in accordance with the requirements of the Virginia Stock Corporation Act, shall have the right to copy such list(s) at such Shareholder’s expense, during regular business hours, during the period that it is available for inspection.

Article VII.	Quorum.

At any meeting of the Shareholders, a majority of the votes entitled to be cast at the meeting shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time. If at any meeting of the Shareholders there shall be no quorum present or represented, then the Chair of such meeting may, to the extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. A determination of Shareholders entitled to notice of or to vote at a Shareholders’ meeting is effective for any such adjourned meeting unless the Board of Directors or Corporate Secretary, as the case may be, fixes a new record date, which shall be done if the meeting is adjourned to a date more than one hundred-twenty (120) days after the date fixed for the original meeting, The provisions of this Article are, however, subject to the provisions of the Articles of Incorporation.

Article VIII.	Voting.

When a quorum is present at any meeting, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the action is the election of Directors, which is governed by Article XIII of these Bylaws or is one upon which by express provision of law, the Articles of Incorporation, or these Bylaws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Shareholders of record entitled to vote may vote at any meeting in person or by proxy executed in writing or by proxy authorized by any means permitted by the Virginia Stock Corporation Act or other applicable law. In each case, such proxy must be authorized by the Shareholder or by the Shareholder’s duly authorized officer, director, employee or agent or attorney-in-fact, and shall be filed with or received by the inspector of election or other officer or agent of the Corporation authorized to tabulate votes for the meeting before being voted. A proxy shall designate only one person as proxy, except that proxies executed pursuant to a general solicitation of proxies may designate one or more persons, any one of whom may act as proxies. Proxies given for a specific Shareholders’ meeting shall entitle the holders to vote at any adjournment of the meeting, but shall not be valid after the final adjournment of that meeting. No proxy shall be valid after 11 months from its date unless the appointment form expressly provides for a longer period of validity. Shareholders entitled to vote may also be represented by an agent personally present, duly designated by power of attorney, with or without power of substitution, and such power of attorney shall be produced at the meeting on request. Each holder of record of shares of any class shall, as to all matters in respect of which shares of any class have voting power, be entitled to one vote for each share of stock of such class standing in such holder’s name on the books of the Corporation.

Any Shareholder directly or indirectly soliciting proxies from other Shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Article IX.	Record Date.

For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix the date on which it takes such action or a future date as the record date for any such determination of Shareholders, provided that such date shall not in any case be more than seventy (70) days prior to the date on which the meeting or other action requiring such determination of Shareholders is to take place. The Board of Directors is authorized to delegate to the Corporate Secretary the determination of a record date for any meeting of Shareholders. If no record date shall be fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or for the determination of the Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders in such cases. A determination of Shareholders entitled to notice of or to vote at a Shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors or Corporate Secretary fixes a new record date, which shall be done if the meeting is adjourned to a date more than one hundred-twenty (120) days after the date fixed for the original meeting.

Article X.	Shareholder Proposals.

At an Annual Meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting of the Shareholders, business must be (a) specified in the notice of meeting (or any supplement) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a Shareholder who (i) is a Shareholder of record both at the time of giving the notice provided for in this Article X and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with the notice procedures set forth in this Article X as to such business. For business to be properly brought before the Annual Meeting of the Shareholders pursuant to the foregoing clause (c) of this Article X, such business must constitute a proper subject for Shareholder action under applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (c) shall be the exclusive means for a Shareholder to propose business to be brought before an Annual Meeting of the Shareholders.

For business to be properly brought before an Annual Meeting of the Shareholders by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation. To be timely, a Shareholder’s notice must be delivered either by personal delivery or by U.S. certified mail, postage prepaid, addressed to the Corporate Secretary of the Corporation and received at the principal executive office of the Corporation (i) not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the one-year anniversary of the preceding year’s Annual Meeting of the Shareholders or (ii) if the date of the Annual Meeting of the Shareholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, not later than the ninetieth (90th) day prior to such Annual Meeting of the Shareholders or, if later, the tenth (10th) day following the day on which public disclosure of the date of such Annual Meeting of the Shareholders was first made. In no event shall any adjournment of an Annual Meeting of the Shareholders or the announcement thereof commence a new time period for the giving of timely notice as described above.

A Shareholder’s notice to the Corporate Secretary shall set forth:

(a)

a brief description of the business desired to be brought before the Annual Meeting of the Shareholders, including the complete text of any resolutions to be presented at the Annual Meeting of the Shareholders (including the text of any proposed amendment to these Bylaws in the event that such business includes a proposal to amend these Bylaws) and the reasons for conducting such business at the meeting;

(b)	the name and address, as they appear on the Corporation’s books, of such Shareholder proposing such business and of any Shareholder Associated Person (as defined below);
(c)

a representation that such Shareholder is a Shareholder of record, is entitled to vote at the Annual Meeting of the Shareholders, will continue to be a Shareholder of record at the Annual Meeting of the Shareholders, and intends to appear in person or by proxy at the Annual Meeting of the Shareholders to bring the business before the meeting specified in the notice;

(d)

the class and number of shares of the Corporation’s stock which are held of record or are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Shareholder and any Shareholder Associated Person;

(e)

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such Shareholder’s notice by, or on behalf of, such Shareholder or any Shareholder Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation (collectively, “Derivative Instruments”), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Shareholder or any Shareholder Associated Person with respect to shares of stock of the Corporation;

(f)

any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the Shareholder or any Shareholder Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities;

(g)

any rights to dividends on the shares of the Corporation owned beneficially by the Shareholder and any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(h)

any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(i)

any performance-related fees (other than an asset-based fee) that the Shareholder or any Shareholder Associated Person is entitled to based on the increase or decrease in the value of shares of the Corporation or Derivative Instruments;

(j)	any material interest of the Shareholder or such Shareholder Associated Person in such business;

(k)

the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Shareholder and any Shareholder Associated Person on whose behalf the notice is given; and

(l)	any other information as reasonably requested by the Corporation.

The Shareholder shall (1) notify the Corporation of any inaccuracy or change (within two (2) business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Article X and (2) promptly update and supplement information provided to the Corporation pursuant to this Article X, if necessary, so that the information provided or required to be provided shall be true and complete as of the voting record date for the Annual Meeting of the Shareholders and as of the date that is ten (10) days prior to the Annual Meeting of the Shareholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to and received by the Corporate Secretary of the Corporation at the Corporation’s principal executive office. The immediately foregoing provision shall not be construed to extend any applicable deadlines hereunder, enable a Shareholder to change the business proposed for the meeting after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a Shareholder. Unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the Annual Meeting of the Shareholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote.

In addition to the other requirements of this Article X with respect to any business proposed by a shareholder to be made at the Annual Meeting of the Shareholders, each Shareholder and any Shareholder Associated Person shall also comply with all applicable requirements of the Articles of Incorporation, these Bylaws and state and federal law, including the Exchange Act, with respect to any such proposal or the solicitation of proxies with respect thereto.

A “Shareholder Associated Person” of any Shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such Shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Shareholder, and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting of the Shareholders except in accordance with this Article X. In the event that a Shareholder attempts to bring business before an Annual Meeting without complying with the foregoing procedure, the Chair of the meeting may declare to the meeting that the business was not properly brought before the meeting and, if the Chair shall so declare, such business shall not be transacted.

This Article X is expressly intended to apply to any business proposed to be brought before an Annual Meeting of the Shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Article X shall be deemed to affect the rights of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The foregoing provisions are not applicable to Shareholder nominations of Directors, the process for which is set forth in Article XI and Article XII.

Article XI.	Board of Directors.

A Board of Directors shall be chosen by ballot at the Annual Meeting of the Shareholders or at any meeting held in lieu thereof as herein before provided, or at any Special Meeting of the Shareholders called for the purpose of the election of Directors.

Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors (a “Board Nominee”) or by any Shareholder entitled to vote in the election of Directors generally who complies with the notice procedures set forth in this Article XI or who complies with the requirements set forth in Article XII of these Bylaws (a “Shareholder Nominee”). However, any Shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting pursuant to this Article XI only if written notice of such Shareholder’s intent to make such nomination or nominations has been delivered either by personal delivery or by U.S. certified mail, postage prepaid, addressed to the Corporate Secretary of the Corporation and received at the principal executive office of the Corporation (i) not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the one-year anniversary of the preceding year’s Annual Meeting of the Shareholders or (ii) if the date of the Annual Meeting of the Shareholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, not later than the ninetieth (90th) day prior to such Annual Meeting of the Shareholders or, if later, the tenth (10th) day following the day on which public disclosure of the date of such Annual Meeting of the Shareholders was first made or (iii) with respect to any Special Meeting of the Shareholders called by the Board of Directors for the election of Directors, not later than the seventh (7th) day following the day on which public disclosure of such meeting was first made. In no event shall any adjournment or postponement of any such meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

A Shareholder’s notice to the Corporate Secretary shall set forth:

(a)	the name and address, as they appear on the Corporation’s books, of the Shareholder giving the notice and of any Shareholder Associated Person;

(b)

a representation that such Shareholder is a Shareholder of record, is entitled to vote at such meeting, will continue to be a Shareholder of record at the time of such meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

(c)

the class and number of shares of the Corporation’s stock which are held of record or are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Shareholder and any Shareholder Associated Person;

(d)

a description of any Derivative Instrument that has been entered into as of the date of the Shareholder’s notice by, or on behalf of, such Shareholder and any Shareholder Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Shareholder or any Shareholder Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation;

(e)

any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract arrangement, agreement or understanding pursuant to which the Shareholder or any Shareholder Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities;

(f)

any rights to dividends on the shares of the Corporation owned beneficially by the Shareholder and any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(g)

any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(h)

any performance-related fees (other than an asset-based fee) that the Shareholder or any Shareholder Associated Person is entitled to based on the increase or decrease in the value of shares of the Corporation or Derivative Instruments;

(i)

a description of all agreements, arrangements and understandings between such Shareholder or any Shareholder Associated Person and each Shareholder Nominee with respect to such Shareholder Nominee’s service or duties as a nominee or director of the Corporation, including, any direct or indirect confidentiality, compensation, reimbursement or indemnification arrangement in connection with such Shareholder Nominee’s service or action as a nominee or director or any commitment or assurance as to how such Shareholder Nominee will act or vote on any matter;

(j)

the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Shareholder and any Shareholder Associated Person on whose behalf the notice is given; and

(k)	any other information as reasonably requested by the Corporation.

Each such Shareholder’s notice to the Corporate Secretary of such Shareholder’s intent to nominate one or more persons for election as Director(s) to the Board of Directors pursuant to this Article XI shall also set forth (i) the name, age, business address and, if known, residence address of each Shareholder Nominee for whom the Shareholder is proposing or intends to solicit proxies and of each Shareholder Nominee who would be presented for election at the Annual Meeting of the Shareholders in the event of a need to change the Shareholder’s original slate, (ii) the principal occupation or employment of each Shareholder Nominee, (iii) the class and number of shares of stock of the Corporation that are owned beneficially and of record by each Shareholder Nominee, (iv) any other information relating to each Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required to be disclosed under the Virginia Stock Corporation Act or applicable listing standards of the principal U.S. exchange upon which the Corporation’s common stock is listed or by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act, including any proxy statement filed pursuant thereto (in each case, assuming the election is contested), (v) a representation as to whether the Shareholder or any Shareholder Associated Person intends to solicit proxies in support of Director nominees other than Board Nominees in compliance with the requirements of Rule 14a-19(b) under the Exchange Act, including a statement that the Shareholder or any Shareholder Associated Person intends to solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote in the election of Directors, and (vi) the written consent of each such Shareholder Nominee to be named in the proxy statements as a nominee and to serve as a Director of the Corporation if elected for the full term. Each such Shareholder shall (1) notify the Corporation of any inaccuracy or change (within two (2) business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Article XI and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Article XI, if necessary, so that the information provided or required to be provided shall be true and complete as of the voting record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to and received by the Corporate Secretary of the Corporation at the Corporation’s principal executive office.

In addition to the other requirements of this Article XI with respect to any nomination proposed by a Shareholder to be made at a meeting, each Shareholder and any Shareholder Associated Person shall also comply with all applicable requirements of the Articles of Incorporation, these Bylaws and state and federal law, including the Exchange Act (including Rule 14a-19 thereunder), with respect to any such nomination or the solicitation of proxies with respect thereto. In addition to the other requirements of this Article XI, (i) no Shareholder or Shareholder Associate Person shall solicit proxies in support of any nominees, other than Board Nominees, unless such Shareholder and Shareholder Associated Person have complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required hereunder in a timely manner, and (ii) if such Shareholder or Shareholder Associated Person (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such Shareholder’s nominees. Upon request by the Corporation, if any Shareholder or Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Shareholder or Shareholder Associated Person shall deliver to the Corporation, not later than five (5) business days prior to the applicable meeting, reasonable evidence that such Shareholder or Shareholder Associated Person has met the requirements of Rule 14a-19 under the Exchange Act.

The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a Shareholder to change the person or persons specified in the notice for election as director after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by one or more Shareholder(s).

In addition to the information required to be provided by a Shareholder pursuant to this Article XI, each Shareholder Nominee must also deliver to the Corporate Secretary of the Corporation a written representation and agreement with respect to the items specified in Article XII(g)(i) though (v). Additionally, at the request of the Corporation, the Shareholder Nominee must submit all completed and signed questionnaires required of the Corporation’s Directors and officers within five (5) business days of receipt. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if the Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Directors (the “Applicable Independence Standards”). If the Shareholder Nominee is or becomes a party to any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation or a wholly-owned subsidiary of the Corporation (“Third-Party Compensation”), or has received or will receive any such Third-Party Compensation in connection with candidacy or service as a Director of the Corporation (other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a Director), such Third-Party Compensation must be fully and completely disclosed to the Corporation’s Directors and officers in the manner provided by this paragraph; in addition, any such Third-Party Compensation related to the Shareholder Nominee’s service as a Director of the Corporation may not continue and must cease immediately if the Shareholder Nominee becomes a Director of the Corporation.

The Chair of the meeting shall, if the facts warrant, determine that a nomination intended to be made pursuant to the requirements of this Article XI was not made in accordance with the procedures prescribed by this Article XI. If the Chair of the meeting should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the meeting of the Shareholders to nominate the individual set forth in such

Shareholder’s notice of intent to nominate one or more candidates for election as Director to the Board of Directors pursuant to this Article XI, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.

Article XII.	Proxy Access for Director Nominations.

(a)

Whenever the Board of Directors solicits proxies with respect to the election of Directors at an Annual Meeting of the Shareholders, subject to the provisions of this Article XII, the Corporation shall include in its proxy materials for such Annual Meeting of the Shareholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any Shareholder Nominee to the Board of Directors by an Eligible Shareholder (as defined below) who expressly elects at the time of providing the notice required by this Article XII (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s proxy materials pursuant to this Article XII. An “Eligible Shareholder” is defined as a Shareholder or group of no more than twenty (20) Shareholders (counting as one Shareholder, for this purpose, any two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) that satisfies the requirements of section (e) of this Article XII. As used herein, the term “Eligible Shareholder” means such Shareholder or Shareholder group, including each member thereof to the extent the context requires. In the event that the Eligible Shareholder consists of a group of Shareholders, any and all requirements and obligations for an individual Eligible Shareholder that are set forth in these Bylaws, including the Minimum Holding Period (as defined below), shall apply to each member of such group; provided, however, that the Required Ownership Percentage (as defined below) shall apply to the ownership of the group in the aggregate. For purposes of this Article XII, the “Required Information” that the Corporation will include in its proxy materials is the information provided to the Corporate Secretary concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy materials by the regulations promulgated under the Exchange Act, and if the Eligible Shareholder so elects, a written statement, not to exceed five hundred (500) words, in support of the Shareholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Article XII, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation, and the Corporation may solicit against, and include in the proxy materials its own statement relating to, any Shareholder Nominee.

(b)

To be timely, the Notice of Proxy Access Nomination must be addressed to the Corporate Secretary and delivered to, or mailed to and received by, the Corporate Secretary no more than one hundred-fifty (150) days and no less than one hundred-twenty (120) days before the anniversary of the date that the Corporation issued its proxy materials for the previous year’s Annual Meeting of the Shareholders; provided, however, that in the event that the Annual Meeting of the Shareholders is called for a date that is not within thirty (30) days before or after such anniversary date, in order to be timely the Notice of Proxy Access Nomination must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting of the Shareholders was mailed or public disclosure of the date of the Annual Meeting of the Shareholders was made, whichever first occurs. The advance notice requirement specified in this Article XII(b) is the Corporation’s “advance notice provision” for purposes of Rule 14a-18 under the Exchange Act.

(c)

The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Corporation’s proxy materials with respect to an Annual Meeting of the Shareholders shall not exceed the greater of (i) two (2) or (ii) twenty percent

(20%) of the total number of Directors in office (rounded down to the nearest whole number below twenty percent (20%)) (the “Maximum Number”) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Article XII (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the Annual Meeting of the Shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number included in the Corporation’s proxy materials shall be calculated based on the number of Directors in office as so reduced.

The following individuals shall be counted for purposes of determining when the Maximum Number has been reached: (i) any individual nominated by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Article XII whom the Board of Directors decides to nominate as a nominee of the Board of Directors, (ii) any individual nominated by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Article XII but whose nomination is subsequently withdrawn, shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees provided for in this Article XII has been reached, and (iii) any Director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Shareholder Nominee for any of the three (3) preceding Annual Meetings (including any individual counted as a Shareholder Nominee pursuant to item (i)). Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Article XII shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article XII exceeds the Maximum Number provided for in this Article XII. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article XII exceeds the Maximum Number provided for in this Article XII, the highest ranking Shareholder Nominee who meets the requirements of this Article XII from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s outstanding common stock each Eligible Shareholder disclosed as Owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the Maximum Number is not reached after the highest-ranking Shareholder Nominee who meets the requirements of this Article XII from each Eligible Shareholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.

(d)	For purposes of this Article XII, a Shareholder shall “Own” only those outstanding shares of common stock of the Corporation as to which the Shareholder possesses both:
(i)	the full voting and investment rights pertaining to the shares; and
(ii)	the full economic interest in (including the opportunity for profit from and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(x)	sold by such Shareholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;

(y)	borrowed by such Shareholder or any of its affiliates for any purposes or purchased by such Shareholder or any of its affiliates pursuant to an agreement to resell; or

(z)

subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of:

(1)	reducing in any manner, to any extent or at any time in the future, such Shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares; and/or

(2)	hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such Shareholder or its affiliates.

A Shareholder shall “Own” shares held in the name of a nominee or other intermediary so long as the Shareholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A Shareholder's ownership of shares shall be deemed to continue during (i) any period in which shares have been loaned, provided that the Shareholder has the power to recall such loaned shares on five (5) business days' notice and provides a representation that it will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the proxy materials, and (ii) any period in which the Shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the Shareholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “Owned” for these purposes shall be determined by the Board of Directors or any committee thereof, in each case, in its sole discretion. For purposes of this Article XII, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. A Shareholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to Own for the purposes of this Article XII.

(e)

In order to make a nomination pursuant to this Article XII, a Shareholder must have Owned (as defined above) the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Corporate Secretary in accordance with this Article XII and the record date for determining the Shareholders entitled to vote at the Annual Meeting and must continue to Own the Required Shares through the meeting date. For purposes of this Article XII, the “Required Ownership Percentage” is three percent (3%) or more, and the “Minimum Holding Period” is three (3) years.

(f)

Within the time period specified in this Article XII for delivering the Notice of Proxy Access Nomination, an Eligible Shareholder must provide the following information in writing to the Corporate Secretary:

(i)

one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Corporate Secretary, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder's agreement to provide, within five (5) business days after the record date for the Annual Meeting of the Shareholders, written statements from the record holder and intermediaries verifying the Eligible Shareholder's continuous ownership of the Required Shares through the record date;

(ii)	a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii)	the information, representations and agreements that are the same as those that would be required to be set forth in a Shareholder's notice of nomination pursuant to Article XI of these Bylaws;

(iv)	the consent of each Shareholder Nominee to being named in the proxy materials as a nominee and to serving as a Director if elected;

(v)	a representation that the Eligible Shareholder (including each member of any group of Shareholders that together is an Eligible Shareholder hereunder):

(A)	acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent,

(B)	presently intends to maintain qualifying ownership of the Required Shares through the date of the Annual Meeting of the Shareholders,

(C)	has not nominated and will not nominate for election any individual as a Director at the Annual Meeting of the Shareholders, other than its Shareholder Nominee(s),

(D)

has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the Annual Meeting, other than its Shareholder Nominee(s) or a nominee of the Board of Directors,

(E)	will not distribute to any Shareholder any form of proxy for the Annual Meeting of the Shareholders other than the form distributed by the Corporation;

(F)

agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the Annual Meeting of the Shareholders or applicable to the filing and use, if any, of soliciting material, and

(G)

will provide facts, statements and other information in all communications with the Corporation and its Shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi) an undertaking that the Eligible Shareholder agrees to:
(A)

assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation;

(B)

indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Article XII; and
(C)

file with the Securities and Exchange Commission any solicitation or other communication with the Corporation's Shareholders relating to the Annual Meeting of the Shareholders at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; and

(vii)

in the case of a nomination by a group of Shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(g)

Within the time period specified in this Article XII for delivering the Notice of Proxy Access Nomination, a Shareholder Nominee must deliver to the Corporate Secretary a written representation and agreement that such person:

(i)	will act as a representative of all of the Shareholders of the Corporation while serving as a Director;

(ii)

is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a Director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such Shareholder Nominee’s ability to comply, if elected as a Director of the Corporation, with such Shareholder Nominee’s fiduciary duties under applicable law;

(iii)

is not or will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to direct or indirect compensation, reimbursement or indemnification in connection with candidacy or service as a Director of the Corporation that has not been disclosed to the Corporation as provided in section (h);

(iv)

will comply with the Corporation’s Code of Ethics and Business Conduct, Corporate Governance Guidelines, and other policies and procedures, including conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to Directors, as well as the applicable provisions of these Bylaws; and

(v)

will provide facts, statements and other information in all communications with the Corporation and its Shareholders that are or will be true and correct in all material respects, and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(h)

At the request of the Corporation, the Shareholder Nominee must submit all completed and signed questionnaires required of the Corporation’s Directors and officers within five (5) business days of receipt. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee is independent under the Applicable Independence Standards. If the Shareholder Nominee is or becomes a party to any Third-Party Compensation, or has received or will receive any such Third-Party Compensation in connection with candidacy or service as a Director of the Corporation (other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a Director), such Third-Party Compensation must be fully and completely disclosed to the Corporation’s Directors and officers in the manner provided by this section (h); in addition, any such Third-Party Compensation related to the Shareholder Nominee’s service as a Director of the Corporation may not continue and must cease immediately if the Shareholder Nominee becomes a Director of the Corporation.

(i)

In the event that any information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the Corporation or its Shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Corporate Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.

(j) The Corporation shall not be required to include, pursuant to this Article XII, a Shareholder Nominee in its proxy materials for any Annual Meeting of the Shareholders:
(i)

for which the Corporate Secretary receives a notice that a Shareholder has nominated such Shareholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for Director set forth in Article XI of these Bylaws;

(ii)

if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the Annual Meeting of the Shareholders other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

(iii)	who is not independent under the Applicable Independence Standards, in each case as determined by the Board of Directors in its sole discretion;

(iv)

whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation;

(v)	who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(vi)	who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(vii)	who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(viii)

if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each case, in its sole discretion;

(ix)	who is a director or officer for any public utility company regulated by the Federal Energy Regulatory Commission;

(x)	if the Eligible Shareholder or applicable Shareholder Nominee fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, this Article XII; or

(xi)

whose then-current or within the preceding ten years’ business or personal interests place such Shareholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Shareholder Nominee to violate the standard of conduct applicable to directors under Virginia law.

(k)

Notwithstanding anything to the contrary set forth herein, the Board of Directors or the Chair of the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)

the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations under this Article XII, as determined by the Board of Directors or the Chair of the meeting, in each case, in its or their sole discretion; or

(ii)	the Eligible Shareholder (or a qualified representative thereof) does not appear at the Annual Meeting to present any nomination pursuant to this Article XII.

Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting of the Shareholders but either

(i)	withdraws from or becomes ineligible or unavailable for election at the Annual Meeting; or

(ii)	does not receive at least twenty-five percent (25%) of the votes cast in favor of such Shareholder Nominee's election will be ineligible to be a Shareholder Nominee pursuant to this Article XII for the next two (2) Annual Meetings of the Shareholders.

(l)

The Board of Directors shall have the exclusive power and authority to interpret the provisions of this Article XII of these Bylaws and make all determinations deemed necessary or advisable in connection with this Article XII. All such actions, interpretations and determinations that are done or made by the Board of Directors shall be final, conclusive and binding on the Corporation, the Shareholders and all other parties.

(m)

No Shareholder shall be permitted to join more than one group of Shareholders to become an Eligible Shareholder for purposes of nominations pursuant to this Article XII per each Annual Meeting of the Shareholders.

(n)	For the avoidance of doubt, this Article XII shall not prevent any Shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Article XI of these Bylaws.

Article XIII.	Manner of Election of Directors.

Except as otherwise provided in Article XIX or the Articles of Incorporation, each Director shall, except in a contested election, be elected by a majority of votes cast at any meeting of Shareholders for the election of Directors at which a quorum is present. In a contested election at which a quorum is present, the Directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of Directors. An election shall be considered to be a contested election if, as of the date that is twenty-one (21) days prior to the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented, and regardless of whether any notice of Shareholder business or nominations have been withdrawn or deemed invalid by a court of competent jurisdiction), there are more nominees for election than positions on the Board of Directors to be filled by election at that meeting.

If an incumbent Director is not reelected in an uncontested election, the Director shall offer their resignation promptly to the Board of Directors. Within ninety (90) days following certification of the election results, the Board of Directors shall evaluate the relevant facts and circumstances and shall make a decision on whether to accept the tendered resignation. Any Director who tenders a resignation pursuant to this provision shall not participate in the Board of Directors’ decision. In determining whether to accept the offered resignation, the Board of Directors shall consider any recommendation of the Nominating and Governance Committee or any committee responsible for the nomination of Directors, the factors considered by that committee and any additional information and factors that the Board of Directors believes to be relevant to the best interests of the Corporation and its Shareholders.

Article XIV.	Powers of Directors.

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, and so far as this delegation of authority is not inconsistent with the laws of the Commonwealth of Virginia or with the Articles of Incorporation.

Article XV.	Executive and Other Committees.

The Board of Directors, by resolution passed by a majority of the whole Board, may designate two or more of its number to constitute an Executive Committee. If a quorum is present at a duly noticed or regular meeting of the Committee, the Committee may act upon the affirmative vote of a majority of the Committee members present.

When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the authority of the Board of Directors except that the Executive Committee shall not (a) approve or recommend to Shareholders action that Virginia Stock Corporation Act requires to be approved by Shareholders; (b) fill vacancies on the Board of Directors or any of its Committees or elect officers; (c) amend the Articles of Incorporation; (d) adopt, amend or repeal these Bylaws; (e) approve a plan of merger not requiring Shareholder approval; (f) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize the Executive Committee to do so subject to the limits, if any, prescribed by the Board of Directors. If the Executive Committee is created for any designated purpose, its authority shall be limited to such purpose. The Executive Committee shall report its action to the Board of Directors. Regular and special meetings of the Executive Committee may be called and held subject to the same requirements with respect to time, place, if any, and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

Members of the Executive Committee shall receive such compensation for attendance at meetings as may be fixed by the Board of Directors.

The Board of Directors likewise may appoint from their number, from the directors of affiliated corporations or from officers of the Corporation other Committees from time to time, the number composing such Committees and the power conferred upon the same to be subject to the foregoing exceptions for an Executive Committee but otherwise as determined by vote of the Board of

Directors provided that any Committee empowered to exercise the authority of the Board of Directors shall be composed only of members of the Board of Directors. The Board of Directors may designate one or more Directors to represent the Corporation at meetings of committees of the Board of Directors of affiliated corporations. Members of such committees, and Directors so designated, shall receive such compensation for attendance at meetings as may be fixed by the Board of Directors.

Article XVI.	Meetings of Directors and Quorum.

Meetings of the Board of Directors may be held within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chair of the Board, the Vice Chair (if any), the Chief Executive Officer, President or any Vice President, the Corporate Secretary or three or more Directors, and the Corporate Secretary or an Assistant Corporate Secretary shall give not less than twenty-four (24) hours’ notice by letter, electronic transmission or telephone (or in person) of all meetings of the Directors, provided that notice need not be given of regular meetings held at times and places, if any, fixed by resolution of the Board.

The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.

A written waiver of notice signed by the Director entitled to such notice, whether before or after the date of the meeting, shall be equivalent to giving notice. A Director who attends or participates in a meeting shall be deemed to have waived timely and proper notice of the meeting unless the Director, at the beginning of the meeting or promptly upon their arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

A majority of the number of Directors fixed at the time in accordance with the Articles of Incorporation or such greater number as may be specifically provided in the Virginia Stock Corporation Act shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be reconvened and held without further notice so long as the new date, time and place, if any, is announced at the meeting prior to adjournment. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

Article XVII.	Action Without a Meeting.

Any action required to be taken at a meeting of the Directors, or any action which may be taken at a meeting of the Directors or of a Committee, may be taken without a meeting if a consent in writing (which may be in any number of counterparts), setting forth the action so to be taken, shall be signed by all of the Directors, or all of the members of the Committee, as the case may be, either before or after such action is taken, and delivered to the Corporate Secretary. A Director’s consent may be withdrawn by a revocation signed by the Director and delivered to the Corporate Secretary prior to the delivery to the Corporate Secretary of unrevoked written consents signed by all of the Directors. For purposes of this Article XVII, the signing and delivery of the written consent (or revocation of a Director’s consent) may be accomplished by electronic transmission. When all Directors have signed and delivered a written consent to the Corporate Secretary, such consents shall have the same force and effect as a unanimous vote.

Article XVIII.	Director Resignation and Removals.

Any Director may resign at any time either from the Board of Directors or from any Committee of which the Director is a member by giving a written resignation to the Board of Directors or its

Chair, or to the Vice Chair (if any), or to the Chief Executive Officer or to the Corporate Secretary or, in the case of a resignation from a Committee, to the chair of the Committee. Any such resignation shall take effect upon receipt of the written resignation by one of the specified recipients, unless a later effective time is specified in the resignation. Unless otherwise specified in the resignation or in these Bylaws, the acceptance of such resignation shall not be necessary to make it effective. Any resignation delivered under Article XIII shall require acceptance to make it effective.

At any meeting called for the purpose of removing a Director, the Shareholders may, with the affirmative vote of a majority of the votes entitled to be cast on the matter, remove any Director from office for cause. The Shareholders may then elect a successor to a Director removed from office if such purpose was included in the meeting notice. The nomination and election of such successor shall be accomplished in the same manner provided in these Bylaws for nomination and election of Directors at an Annual Meeting of the Shareholders. The Board of Directors, by vote of a majority of the whole Board, may remove from any Committee of the Board any member of that Committee, with or without cause.

Article XIX.	Board Vacancies.

Except as otherwise provided in the Articles of Incorporation, if the office of any Director shall become vacant, the Directors, at the time in office, whether or not a quorum, may by majority vote of the Directors then in office, choose a successor who shall hold office until the next Annual Meeting of Shareholders. Vacancies resulting from an increase in the number of Directors shall be filled in the same manner. If the vacancy results from the removal of a Director by the Shareholders as provided in Article XVIII, the vacancy may also be filled by the Shareholders as provided in such Article.

Article XX.	Officers.

The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (as one or more may be elected an Executive Vice President or Senior Vice President), a Corporate Secretary, a Treasurer and a Controller. The Chair of the Board of Directors and the Vice Chair (if any) shall be officers of the Corporation if they are concurrently employed by the Corporation. The officers and the Chair of the Board of Directors and the Vice Chair (if any) shall be elected or appointed by the Board of Directors after each election of Directors by the Shareholders, and a meeting of the Board of Directors may be held without notice for the purpose of electing officers following the Annual Meeting of the Shareholders.

The Board of Directors, in its discretion, may appoint one or more Assistant Corporate Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers, and such other officers or agents as it may deem advisable, and prescribe their duties. Any two or more offices may be held by the same person.

Article XXI.	Eligibility of Officers.

The Chair of the Board of Directors and the Vice Chair (if any) shall be Directors. Any person may hold more than one office provided, however, that neither the Corporate Secretary, the Treasurer nor the Controller shall at the same time hold the office of Chair of the Board of Directors, Vice Chair (if any), Chief Executive Officer or President.

Article XXII.	Duties and Authority of Chair of the Board of Directors, Vice Chair, Chief Executive Officer and Others.

The Chair of the Board of Directors, or in the Chair’s absence, the Vice Chair (if any) or, in the absence of both the Chair and the Vice Chair (if any), the Lead Independent Director, or in the absence of the Chair, the Vice Chair (if any) and the Lead Independent Director, such other person as may be designated by the Board of Directors, shall preside at the meetings of the Board of Directors. The Chair or the Vice Chair (if any) may call meetings of the Board of Directors and of any Committee whenever it is deemed necessary. The Chair, or in the Chair’s absence, the Vice Chair (if any) or such other person as may be designated by the Board of Directors shall call to order, and act as Chair of, all meetings of the Shareholders, and shall prescribe such rules of procedure not inconsistent with these Bylaws or the Virginia Stock Corporation Act, and may adjourn such meetings to be reconvened at a later time or date or at another place or, with the authorization of the Board of Directors in its sole discretion, solely by means of remote communication as provided under the Virginia Stock Corporation Act. The Chair and the Vice Chair (if any) shall perform the duties commonly incident to such office and such other duties as the Board of Directors shall designate from time to time.

In the absence of the Chair of the Board of Directors or the Vice Chair (if any), such other person as may be designated by the Board of Directors shall perform their duties. The Chief Executive Officer shall perform the duties commonly incident to the office of Chief Executive Officer and such other duties as the Board of Directors shall designate from time to time. The Chief Executive Officer, the President and each Vice President shall have authority to sign certificates for shares of stock, bonds, deeds and contracts and to delegate such authority in such manner as may be approved by the Chief Executive Officer or the President.

The President shall be responsible to the Chief Executive Officer. Subject to the authority of the Chief Executive Officer, the President shall be devoted to the Corporation’s business and affairs. He or she shall, from time to time, report to the Chief Executive Officer on matters within the President’s knowledge which the interests of the Corporation may require be brought to the Chief Executive Officer’s attention. The President shall do and perform such other duties as from time to time prescribed by the Board of Directors or the Chief Executive Officer.

Article XXIII.	Vice Presidents.

Each Vice President shall perform such duties and have such other powers as the Board of Directors or Chief Executive Officer shall designate from time to time. In the event of the absence or disability of the Chief Executive Officer or the President, the duties and powers of such offices shall be performed and exercised by the Vice President designated to so act by the line of succession provided by the Board of Directors, or if not so provided by the Board of Directors, in accordance with the order of priority set forth in Article XXXIV.

Article XXIV.	Corporate Secretary.

The Corporate Secretary shall keep accurate minutes of all meetings of the Shareholders, the Board of Directors and the Executive Committee, respectively, shall perform the duties commonly incident to the office of corporate secretary, and shall perform such other duties and have such other powers as the Board of Directors or Chief Executive Officer shall designate from time to time. The Corporate Secretary shall have power together with the Chief Executive Officer, the President or a Vice President, to sign certificates for shares of stock. In the Corporate Secretary’s absence, an Assistant Corporate Secretary shall perform the duties of the office.

Article XXV.	Treasurer.

The Treasurer, subject to the order of the Board of Directors or Chief Executive Officer, shall have the care and custody of the money, funds and securities of the Corporation and shall have and exercise under the supervision of the Board of Directors or Chief Executive Officer, all the powers and duties commonly incident to the office of treasurer and shall deposit all funds of the

Corporation in a bank or banks, trust company or trust companies or with a firm or firms doing a banking business, pursuant to a specific or general authorization from the Board of Directors or Chief Executive Officer. The Treasurer may endorse for deposit or collection all checks, notes, et cetera, payable to the Corporation or to its order, may accept drafts on behalf of the Corporation, and, together with the Chief Executive Officer, the President or a Vice President, may sign certificates for shares of stock.

All checks, drafts, notes and other obligations for the payment of money, except bonds, debentures and notes issued under an indenture, shall be signed either manually or, if and to the extent authorized by the Board of Directors or Chief Executive Officer, through facsimile, by the Treasurer or an Assistant Treasurer or such other officer or agent as the Board of Directors, Chief Executive Officer or an officer designated by the Board of Directors shall authorize. Checks for the total amount of any payroll may be drawn in accordance with the foregoing provisions and deposited in a special fund. Checks upon this fund may be drawn by such person as the Treasurer shall designate.

Article XXVI.	Controller.

The Controller shall keep accurate books of account of the Corporation’s transactions and shall perform such other duties and have such other powers as the Board of Directors or Chief Executive Officer shall designate from time to time.

Article XXVII.	Officer Resignation and Removals.

Any officer may resign at any time by giving written notice to the Board of Directors, to the Chair of the Board of Directors, to the Vice Chair (if any), to the Chief Executive Officer or to the Corporate Secretary. Any such resignation shall take effect upon receipt of the written notice by one of the specified recipients, unless a later effective time is specified in the notice. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

The Board of Directors, by vote of a majority of the entire Board, may remove any officer, with or without cause.

Article XXVIII.	Officer Vacancies.

If the office of any officer, one or more, becomes vacant by reason of death, disability, resignation, removal, disqualification or otherwise, the Directors at the time in office, if a quorum, may, by a majority vote at a meeting at which a quorum is present, choose a successor or successors who shall hold office for the unexpired term or until such officer’s successor is duly elected and qualified or the position is eliminated.

Article XXIX.	Certificates and Records for Shares.

(a)

Every Shareholder shall be entitled to a certificate or certificates for shares of record owned by such Shareholder in such form as may be prescribed by the Board of Directors, duly numbered and setting forth the number and kind of shares to which such Shareholder is entitled. Such certificates shall be signed by the Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary. The Board of Directors may also appoint one or more transfer agents and/or registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such transfer agents and/or registrars. If certificates for shares are signed, either manually or by facsimile, engraved or printed, by a transfer agent or by a registrar, the signatures of the Chief Executive Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary may be facsimiles, engraved or printed. Any provisions of these Bylaws with reference to the signing of stock certificates shall include, in cases above permitted, such facsimiles.

In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used had not ceased to be such officer or officers of the Corporation.

Notwithstanding the foregoing, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required on certificates by the Virginia Stock Corporation Act or other applicable law.

(b)

Except as otherwise required by the Virginia Stock Corporation Act or for the purpose of determining who is an Eligible Shareholder as provided for in Article XII, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board of Directors as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

Article XXX.	Transfer of Shares.

Shares may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares, and shall be transferable on the books of the Corporation upon surrender so assigned or endorsed. Notwithstanding the provisions of this Article XXX, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided that, the use of such system by the Corporation is permitted by law.

Article XXXI.	Voting of Shares Held.

Unless the Board of Directors shall otherwise provide, the Chair of the Board of Directors, the Vice Chair (if any), the Chief Executive Officer, the President, any Vice President, or the Corporate Secretary may from time to time appoint one or more attorneys-in-fact or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation or other legal entity, any of whose stock or securities of which may be held by the Corporation, at meetings of the holders of any such other corporations or entities, or to consent in writing to any action by any such other corporation or entities, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as they may deem necessary or proper in the premises; or either the Chair of the Board of Directors, the Vice Chair (if any), the Chief Executive Officer, the President or the Corporate Secretary may attend any meeting of the shareholders or securityholders of any such other corporation or entity and vote or exercise any or all other powers of the Corporation as the shareholder or securityholder of such other corporation or entity.

Article XXXII.	Bonds, Debentures and Notes Issued Under an Indenture.

All bonds, debentures and notes issued under an indenture may be signed by (a) the Chief Executive Officer, the President or any Vice President or such other officer or agent as the Board of Directors shall authorize and by the Corporate Secretary or any Assistant Corporate Secretary or by the Treasurer or any Assistant Treasurer or such other officer or agent as the Board of Directors shall authorize, or (b) such officer or officers as may be specified in the indenture. The signature of any authorized officer of the Corporation on bonds, debentures and notes authenticated by a corporate trustee may be made manually or by facsimile.

Article XXXIII.	Amendments.

Both the Board of Directors and the Shareholders of record entitled to vote on the matter shall have the power to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws, but Bylaws enacted by the Shareholders, if expressly so provided, may not be altered, amended or repealed by the Directors.

Notwithstanding the foregoing, Articles IV and XI of these Bylaws may not be amended, altered, changed or repealed without the affirmative vote of a majority of the votes entitled to be cast on the matter.

Article XXXIV.	Emergency Bylaws.

The Emergency Bylaws provided in this Article XXXIV shall be operative during any emergency notwithstanding any different provision in these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act. An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the other Articles of these Bylaws shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

(a)

Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. Notice shall be given by the person calling the meeting. The notice shall specify the time and place, if any, of the meeting. Notice may be given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, electronic transmission or telephone, the notice shall be addressed to the Director’s address or such other place as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice, but otherwise shall be given any time before the meeting as the person giving the notice shall deem necessary.

(b)

At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time in accordance with the Articles of Incorporation. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, as determined by the following provisions and in the following order of priority, up to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting:
(i)	The President, if not a Director;

(ii)

The Executive Vice Presidents in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age;

(iii)

The Senior Vice Presidents in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age;

(iv)

All other Vice Presidents at the principal executive office of the Corporation in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

(v)

Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

(c)

The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation for any reason shall be rendered incapable of discharging their duties.

(d)

The Board of Directors, before and during any such emergency, may, effective in the emergency, change the principal executive office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

No officer, Director or employee shall be liable for any action taken in accordance with these Emergency Bylaws so long as they discharge their duties in accordance with their good faith business judgment of the best interests of the Corporation.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the Shareholders entitled to vote on the matter, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

Article XXXV.	Control Share Acquisitions.

In the event that any acquiring person (an “Acquiring Person”) as defined in Section 13.1-728.1 of the Virginia Stock Corporation Act, either (a) fails to comply with the provisions of Section 13.1-728.4 of the Virginia Stock Corporation Act or (b) fails to obtain the approval of the Shareholders of the Corporation at any meeting held pursuant to Section 13.1-728.5 of the Virginia Stock Corporation Act, then the Corporation shall have authority, upon approval by resolution of the Board of Directors to call for redemption, at any time within sixty (60) days after the last acquisition of any such shares by such Acquiring Person or the date of such meeting, as the case may be, and thereafter to redeem on such date within such sixty (60) day period as may be specified in such resolution (the “Redemption Date”) all shares of common stock of the Corporation theretofore acquired by the Acquiring Person in a control share acquisition (as defined in Section 13.1-728.1 of the Virginia Stock Corporation Act) and then owned beneficially by such Acquiring Person, as such number of shares may be either (a) shown on any control share acquisition statement or any statement or report filed by the Acquiring Person with the Securities and Exchange Commission under the Exchange Act or (b) otherwise determined by the Board of Directors. The redemption price shall be computed in accordance with Section 13.1-728.7 of the Virginia Stock Corporation Act and paid in cash on the Redemption Date against delivery at the principal executive office of the Corporation of certificates evidencing the shares so redeemed.

All determinations by the Board of Directors as to (a) the status of any person as an Acquiring Person under the Virginia Stock Corporation Act, (b) the number of shares of the Corporation owned by such Acquiring Person, (c) the timeliness of compliance by any Acquiring Person within Section 13.1-728.4 of the Virginia Stock Corporation Act, or (d) the interpretation of the Virginia Stock Corporation Act or this Article if made in good faith, shall be conclusive and binding on all persons.

Article XXXVI.	Forum for Adjudication of Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action for breach of duty to the Corporation or the Corporation’s shareholders by any current or former director, officer or shareholder of the Corporation, (iii) any action asserting a claim arising pursuant to any provision of the Virginia Stock Corporation Act (as it may be amended from time to time) or the Corporation’s Articles of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine that is not included in clause (i), (ii) or (iii), shall be a federal or state court located within the Commonwealth of Virginia, in all cases subject to one of the courts having personal jurisdiction over the indispensable parties named as defendants.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XXXVI.